Exhibit 99.2

NOTE MODIFICATION AGREEMENT

THIS NOTE MODIFICATION AGREEMENT (“Agreement”) is being made and entered into this October 1, 2015 (the “Effective Date”), by and between Quintium Private Opportunities Fund, LP, a Delaware limited partnership (“Lender”), and PSM Holdings, Inc., a Delaware corporation (“Borrower”).

RECITALS:

Borrower has executed and entered into for the benefit of Lender that Promissory Note dated February 17, 2015 in the original principal amount of $1,000,000.00, a copy of which is attached hereto as Exhibit A (as further amended, the “Note”). The parties hereby wish to amend and modify the Note as set forth herein.

NOW THEREFORE, the parties, in consideration for the mutual agreements and covenants set forth below, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, agree as follows:

1.     Defined Terms. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the same meanings as set forth in the Note.

2.     Amendment to Interest Rate. The interest rate on the Note shall be increased from a fixed rate of 14% per annum to a fixed rate of 18% per annum.

3.     Non-Waiver. Except as expressly set forth herein, nothing set forth in this Agreement shall be deemed a waiver by the Lender of any of its rights, powers or privileges which may be provided under the terms of the Note, any documents relating to the Note, or otherwise by law.

4.     Survival. Except as specifically modified hereby, the Note and other documents relating to the Note shall remain in full force and effect. This Agreement is not intended to, and will not, effect a novation of the indebtedness evidenced by the Note.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

LENDER:

QUINTIUM PRIVATE OPPORTUNITIES FUND, LP

By:	/s/ George Hashbarger, Jr.
Name: George Hashbarger, Jr.
Title: As President of Quintium Partners, LLC the GP of QPOF

STATE OF TENNESSEE            )

COUNTY OF      KNOX               )

Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared George Hashbarger, Jr., with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who upon oath, acknowledged himself to be the President of QUINTIUM PRIVATE OPPORTUNITIES FUND, LP, the within named bargainor, a Delaware limited partnership, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of said limited partnership by himself as such officer.

Witness my hand and seal at office this 1st day of October, 2015.

/s/ Vicky Linn Cardwell
Notary Public

My Commission Expires: 02-04-2018

Signature Page to
 Note Modification Agreement

BORROWER:

PSM HOLDINGS, INC., a Delaware corporation

By:	/s/ Kevin Gadawski
Name: Kevin Gadawski
Title: President & CEO

STATE OF TENNESSEE     )

COUNTY OF KNOX           )

Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared Kevin Gadawski, with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence, and who upon oath, acknowledged himself to be the _______________ of PSM HOLDINGS, INC., the within named bargainor, a Delaware corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of said limited partnership by himself as such officer.

Witness my hand and seal at office this 1st day of October, 2015.

/s/ B. Aguilar
Notary Public

My Commission Expires: April 9, 2016

Signature Page to
 Note Modification Agreement

EXHIBIT A

Note

(Attached)

Exhibit A to

Note Modification Agreement